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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our estimate of North Central Oil Corporation's reserves and the present value of future net revenues included in Pogo Producing Company's Definitive Proxy Statement filed on Schedule 14A on February 6, 2001.

                                     MILLER AND LENTS, LTD.

                                     /s/  James A. Cole
                                          ---------------------
                                          James A. Cole
                                          Senior Vice President


Houston, Texas
July 20, 2001